Exhibit 99.10

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Date: October 9, 2012

MATRIXX INITIATIVES, INC.

By:	/s/ Richard H. Siegel
Name:	Richard H. Siegel
Title:	Attorney-in-Fact

WONDER HOLDINGS ACQUISITION CORP.

By:	/s/ Richard H. Siegel
Name:	Richard H. Siegel
Title:	Attorney-in-Fact

H.I.G. BAYSIDE DEBT & LBO FUND II, L.P.

By: H.I.G. Bayside Advisors II, LLC
Its: General Partner

By: H.I.G.-GPII, Inc.
Its: Manager

By:	/s/ Richard H. Siegel
Name:	Richard H. Siegel
Its:	Vice President and General Counsel

H.I.G. BAYSIDE ADVISORS II, LLC

By: H.I.G.-GPII, Inc.
Its: Manager

By:	/s/ Richard H. Siegel
Name:	Richard H. Siegel
Its:	Vice President and General Counsel

H.I.G.-GPII, INC.

By:	/s/ Richard H. Siegel
Name:	Richard H. Siegel
Its:	Vice President and General Counsel

SAMI W. MNAYMNEH

By:	/s/ Richard H. Siegel
Name:	Richard H. Siegel
Its:	Attorney-in-Fact

ANTHONY A. TAMER

By:	/s/ Richard H. Siegel
Name:	Richard H. Siegel
Its:	Attorney-in-Fact